EXHIBIT 99.1

Woodward Announces Declaration of Dividend

FORT COLLINS, Colo., April 28, 2022 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today announced that its Board of Directors declared a cash dividend of $0.19 per share for the quarter, payable on May 31, 2022, for stockholders of record as of May 17, 2022.

About Woodward, Inc.

Woodward is the global leader in the design, manufacturing, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Together with our customers, we are enabling the path to a cleaner, decarbonized world. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the company’s quarterly cash dividend. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2021, and any subsequently filed Quarterly Report on Form 10-Q.

Contact:	Dan Provaznik Director Investor Relations 970-498-3849 Dan.Provaznik@Woodward.com